SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 25, 2013

MSGI TECHNOLOGY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue

10th Floor

New York, New York 10022

(Address of Principal Executive Offices, including zip code)

212-605-0233

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Accounting Firm

On July 15, 2013 MSGI Technology Solutions, Inc. (the “Company”) terminated the services of L J Soldinger Associates LLC (“LJSA”) as the Company’s Independent Certified Public Accountants. LJSA the firm served as the Company’s Independent Certified Public Accountants for each of the fiscal years ended June 30, 2009, 2010, and for the first and second quarters of the fiscal year ended June 30, 2011.. The decision to terminate the services of LJSA was approved by the Audit Committee of the Company’s Board of Directors.

The Company last filed its consolidated financial statements on Form 10-K for and as of the fiscal year ended June 30, 2010. The company last filed its interim quarterly report on Form 10-Q for and as of the period ended December 31, 2010. There have been no financial filings by the Company for the quarterly or fiscal year end periods subsequent to the interim period ended December 31, 2010.

During the last reported fiscal year ended June 30, 2010, and in the subsequent interim periods through the date of LJSA’s termination, (i) there were no disagreements with LJSA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of LJSA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The reports of LJSA on the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, or qualified opinion,, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal year ended June 30, 2010.

During the Company’s two most recently reported fiscal years through the date of LJSA’s termination, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that the accountants had advised the Company of numerous material weaknesses in the internal controls over financial reporting necessary for the registrant to develop reliable financial statements.

The Company provided a copy of the foregoing disclosures and requested from LJSA a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from L J Soldinger Associated, LLC is filed herewith.

(b)	Engagement of New Independent Registered Accounting Firm

On July 25, 2013, the Company, with the approval of the Audit Committee, engaged MaloneBailey LLP (“MaloneBailey”) as the Company’s new independent registered accounting firm.

During the two most recent fiscal years and through the July 25, 2013, neither the Company, nor anyone on its behalf, consulted MaloneBailey regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by MaloneBailey that it concluded was an important factor considered by the Company in reaching a decision as to the accounting , auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI TECHNOLOGY SOLUTIONS, INC.

Date: July 25, 2013	By: /s/ Richard J. Mitchell III
Name: Richard J. Mitchell III Title: Chief Accounting Officer

EXHIBIT INDEX

EX - 16.2 Letter from L J Soldinger Associates LLC to the Securities and Exchange Commission dated July 24, 2013